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                                                                      Exhibit 11

                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                     (In millions, except per share amounts)

                                                              Three Months Ended
                                                                   March 31,
                                                              ------------------
                                                                2004     2003
                                                               ------   ------
Earnings from continuing operations                            $   70   $   51
Discontinued operations                                             3        3
Cumulative effect of accounting changes                            --      (10)
                                                               ------   ------
Net earnings                                                       73       44
Effect of dilutive securities                                      --       --
                                                               ------   ------
Net earnings - assuming dilution                               $   73   $   44
                                                               ======   ======

Average common shares outstanding                               484.4    479.0

Effect of dilutive securities
   Stock options                                                  3.0      1.1
                                                               ------   ------
Average common shares outstanding - assuming dilution           487.4    480.1
                                                               ======   ======

Earnings per common share from continuing operations           $ 0.14   $ 0.10

Discontinued operation                                           0.01     0.01

Cumulative effect of accounting changes                            --    (0.02)
                                                               ------   ------
Net earnings per common share                                  $ 0.15   $ 0.09
                                                               ======   ======
Net earnings per common share - assuming dilution              $ 0.15   $ 0.09
                                                               ======   ======

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented. Stock options are antidilutive in periods when net losses are recorded.